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                                                                   EXHIBIT 10.13

             COMMERCIAL NOTE: TERM SINGLE ADVANCE/PRIME/LTCOF (OHIO)

Amount              City, State       Date                    FOR BANK USE ONLY
$2,125,000.00       Columbus, Ohio    December 12, 1996       Obligor #
                                                              Tax I.D. #
                                                              Obligation #
                                                              Office

FOR VALUE RECEIVED, SAGI REALTY LTD. ("BORROWER"), an Ohio limited liability company, whose mailing address is 995 Goodale Blvd., Columbus, Ohio 43212 hereby promises to pay to the order of NATIONAL CITY BANK OF COLUMBUS, formerly known as National City Bank, Columbus ("BANK"), a national banking association having its banking office at 155 East Broad Street, Columbus, Ohio 43251, at Bank's banking office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of TWO MILLION ONE HUNDRED TWENTY-FIVE THOUSAND AND 00/100 DOLLARS or such lesser amount as may appear on this Note, or as may be entered in a loan account on Bank's books and records, or both, together with interest, all as provided below. This note is a replacement and substitution for, but not a satisfaction of, that certain Commercial Note: Term Multiple Advance/Prime/LTCOF
(Ohio) dated April 1, 1996 in the original principal amount of $2,000,000.00 payable to the order of the Bank (the "Prior Note"). Effective with the execution of this Note all balances outstanding pursuant to the Prior Note shall be and hereby are transferred to and evidenced by this Note. All collateral securing the Prior Note shall continue to secure this Note.

1. INTEREST. The unpaid principal balance of the Note shall at all times bear interest at the Contract Rate, provided, that so long as any principal of or accrued interest on this Note is overdue, all unpaid principal of this Note and all overdue interest on that principal (but not interest on overdue interest) shall bear interest at a fluctuating rate equal to two percent (2%) per annum above the rate that would otherwise be applicable, but in no case less than two percent (2%) per annum above the Prime Rate; provided further, that in no event shall any principal of or interest on this Note bear interest at any time after Maturity at a lesser rate than the rate applicable thereto immediately after Maturity. The "Contract Rate" shall at all times be a fluctuating rate equal to the Prime Rate, provided, that Borrower shall have the right from time to time to irrevocably elect two and one-half percent (2.5%) per annum plus the Long Term Cost of Funds Rate as the Contract Rate applicable during a Contract Period to a Unit in an amount that is an integral multiple of $500,000.00 by specifying the term and amount, respectively, of the Contract Period and Unit in a notice given to Bank orally or in writing on, and in any case not later than 2:00 p. m., Banking-Office Time, of, the third (3rd) Banking Day preceding the first day of that Contract Period.

      The principal comprising each Long Term Cost of Funds Unit shall, at the end of the Contract Period for that Unit, become part of the Prime Rate Unit unless and to the extent that Borrower shall have elected otherwise

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      as hereinbefore provided. Bank shall be entitled to fund and maintain its funding of all or any part of any Long Term Cost of Funds Unit in any manner Bank may from time to time deem advisable, Borrower hereby acknowledging that all determinations relating to Long Term Cost of Funds Units shall be made as if Bank had actually funded and maintained each such Unit with borrowings in an amount similar to the amount of that Unit, with a maturity similar to the Contract Period for that Unit, and bearing interest at the Long Term Cost of Funds Rate with respect to that Unit.

2. INEFFECTIVE ELECTIONS. Notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, without notice to Borrower, to deem ineffective Borrower's election of a Contract Rate if
      (a) at the time of that election or on the first day of the Contract Period specified in Borrower's notice thereof, there shall exist or there would occur any Event of Default, (b) any representation, warranty, or other statement (other than any expressly made as of a single date) made by any Person (other than Bank) in any Related Writing would, if made either as of the time of that election or as of the first day of the Contract Period specified in Borrower's notice thereof, be untrue or incomplete in any respect, (c) after giving effect to that election, more than one Contract Rate would be applicable to all or any part of any Unit,
      (d) Bank shall determine that any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on the Long Term Cost of Funds Rate, (e) after giving effect to that election, the aggregate unpaid principal balance of this Note would, on the first day of the Contract Period specified in Borrower's notice of that election, be less than the then aggregate amount of all Long Term Cost of Funds Units, (f) after giving effect to that election, the aggregate amount of all principal payments scheduled to become due at any one time during the Contract Period specified in Borrower's notice of that election would exceed the amount of the Prime Rate Unit at that time, or
      (g) the Contract Period specified in Borrower's notice of that election would end after the scheduled due date of the last principal payment under this Note, giving effect to any prepayments. Moreover, Borrower shall not be entitled to elect a Contract Rate if Bank shall determine that (i) dollar borrowings of the appropriate amount and maturity are not available in the market selected by Bank for the purpose of funding the relevant Unit at the Long Term Cost of Funds Rate, (ii) circumstances affecting the market selected by Bank for the purpose of funding the relevant Unit make it impracticable for Bank to determine the Long Term Cost of Funds Rate,
      (iii) any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on the Long Term Cost of Funds Rate. Bank's books and records shall be conclusive (absent manifest error) as to whether Bank shall have deemed any election of a Contract Rate ineffective. Except as hereinbefore provided, there is no limit to the number of Contract Rates that may be applicable to the unpaid principal balance of this Note at any one time.

3. PREMIUM: INEFFECTIVE EJECTIONS; GOVERNMENTAL ACTS. If Bank shall deem ineffective Borrower's election of any Contract Rate, then, and in each such case, that election shall be ineffective and Borrower shall pay to Bank, on Bank's demand, a premium based on the amount of the Unit

                                       -2-
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      specified in Borrower's notice of that election and computed for the
      Contract Period specified in that notice at a rate per annum equal to the excess, if any, of the Contract Rate so elected over the Reinvestment Rate. If Bank shall determine that any governmental authority has asserted that it is unlawful for Bank to fund, make, or maintain loans bearing interest based on the Long Term Cost of Funds Rate, then, and in each such case, notwithstanding any provision or inference to the contrary, the principal comprising each then outstanding Long Term Cost of Funds Unit shall, upon Bank's giving Borrower notice of that determination, be added to and become part of the Prime Rate Unit, and Borrower shall concurrently with the addition of that principal to the Prime Rate Unit, pay to Bank
      (a) the accrued interest on the principal so added and (b) a premium based on the amount of the principal so added and computed for the remainder of the Contract Period therefor, at a rate equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate.

4. REPAYMENT. Subject to section 7, the principal of and interest on this Note shall be repayable in one hundred twenty (120) installments, commencing on the 1st day of January, 1997 and continuing on the first day of each month thereafter until paid in full, each such installment, except the final installment, (subject to adjustment as set forth, below) to be in an amount equal to Eighteen thousand one hundred six and 40/100
      ($ 18,106.40) with the final installment due December 1, 2006 to be in an amount equal to all unpaid principal and unpaid accrued interest outstanding on the Note. As of the beginning of each Contract Period or upon an increase in the Prime Rate, whichever is applicable, the monthly installment shall be adjusted to an amount sufficient to amortize the principal balance outstanding at the new Contract Rate over a twenty year period commencing December 12, 1996.

      Borrower shall have the right to prepay the principal of this Note in whole or in part, provided, that (a) each such prepayment shall be in the principal sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) or any integral multiple thereof or an amount equal to the then aggregate unpaid principal balance of this Note, (b) each such prepayment shall be applied to the installments of this Note in the inverse order of their respective due dates, and (c) concurrently with the prepayment of the entire unpaid principal balance of this Note, Borrower shall prepay the accrued interest on the principal being prepaid.

      Each prepayment of the principal of this Note may be made without Premium or penalty, provided, that if any Long Term Cost of Funds Unit is paid (whether by way of a prepayment or a payment following any acceleration of the due date thereof) in whole or in part before the last day of the Contract Period for that Unit, then, and in each such case, Borrower shall, concurrently with the payment, pay to Bank (i) the accrued interest on the principal being prepaid and (ii) a premium based on the principal amount paid and computed for the period from the date of payment to the last day of the Contract Period for that Unit at a rate per annum equal to the excess, if any, of the Contract Rate theretofore applicable over the Reinvestment Rate.

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5.    DEFINITIONS, As used in this Note, except where the context clearly requires otherwise, "AFFILIATE" means, when used with reference to any Person (the "SUBJECT"), a Person that is in control of, under the control of, or under common control with, the subject, the term "CONTROL" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "BANK DEBT OF BORROWER" means, collectively, all Debt to Bank that is evidenced by this Note; "BANKING DAY" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's banking office is open to the public for carrying on substantially all of its banking functions; "BANKING-OFFICE TIME" means, when used with reference to any time, that time determined at the location of Bank's banking office; "CONTRACT PERIOD" means, relative to a Unit, a period elected by Borrower of one year up to and including ten years, provided, that each Contract Period shall commence on a Banking Day, provided, that (a) each such Contract Period shall end on either an annual anniversary of the first day thereof or on the scheduled due date of the last principal payment under this Note, giving effect to any prepayments made prior to the first day of that Contract Period and (b) if any Contract Period would otherwise end on a day that is not a Banking Day, it shall end instead on the next succeeding Banking Day; "DEBT" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "LONG TERM COST OF FUNDS RATE" means, with respect to a Unit, the rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) determined by Bank by dividing (a) the rate per annum as determined by Bank, in its sole discretion, three (3) Banking Days prior to the first day of the Contract Period for that Unit, and then quoted by Bank to Borrower as Bank's so-called "cost of funds" for loans in an amount similar to that Unit and with a maturity similar to the Contract Period for that Unit, by (b) the difference of one (1) less the LTCOF Reserve Percentage; "LONG TERM COST OF FUNDS UNIT" means a Unit for which the Contract Rate is based on the Long Term Cost of Funds Rate; "MATURITY" MEANS the date (whether occurring by lapse of time, acceleration, or otherwise) upon which the last scheduled principal under this Note is due, giving effect to any prepayments; "NOTE" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "OBLIGOR" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "PERSON" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust,

                                      -4-
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      governmental body, or any other form or kind of entity; "PRIME RATE" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, it being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating-rate loans; "PRIME RATE UNIT" means, at any time, the then aggregate unpaid principal balance of this Note for which the Contract Rate is based on the Prime Rate; "PROCEEDING" means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts, or any proceeding under any law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; "REINVESTMENT RATE" means, when used with respect to any period, a per annum rate of interest equal to the "bond equivalent yield" for the most actively traded issues of U. S. Treasury Bills, U. S.
      Treasury Notes, or U. S. Treasury Bonds for a term similar to the period in question; "RELATED WRITING" means this Note and any indenture, note, guaranty, assignment, mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower; "REPORTING PERSON" means each Obligor and each member of any "REPORTING GROUP" as defined in any addendum to this Note; "RESERVE PERCENTAGE" means the percentage (expressed as a decimal) which Bank determines to be the maximum (but in any case less than 1.00) reserve requirement (including, without limitation, any emergency, marginal, special, or supplemental reserve requirement) prescribed for domestic nonpersonal time deposits (or any other category of liabilities by reference to which the interest rate applicable to Long Term Cost of Funds Units is determined) under Regulation D (as amended from time to time) of the Board of Governors of the Federal Reserve System or under any successor regulation which Bank determines to be applicable, with each change in such maximum reserve requirement automatically, immediately, and without notice changing the interest rate thereafter applicable hereunder, it being agreed that Long Term Cost of Funds Units shall be deemed to be subject to such reserve requirements without the benefit of any credit for proration, exceptions, or offsets; "UNIT" means the aggregate unpaid principal balance of this Note or any part of that balance; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

6. EVENTS OF DEFAULT. It shall be an "EVENT OF DEFAULT" if (a) all or any part of the Bank Debt of Borrower shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by any Person (other

                                      -5-
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      than Bank) in any Related Writing shall be untrue or incomplete in any respect when made; (c) any Person (other than Bank) shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing that is on that Person's part to be complied with; (d) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank, (i) promptly upon each request of Bank made upon Borrower therefor, (A) such information in writing regarding each Reporting Person's financial condition, properties, business operations, if any, and pension plans, if any, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or (B) written permission, in form and substance satisfactory to Bank, from each Reporting Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Reporting Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or has reason to know that any Event of Default has occurred; (e) any judgment shall be entered against any Obligor in any judicial or administrative tribunal or before any arbitrator or mediator;
      (f) any Obligor shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect; (g) any proceeds of the loan evidenced by this Note shall be used for any purpose that is not in the ordinary course of Borrower's business; (h) any property which now or hereafter secures any Bank Debt of Borrower shall be or become encumbered by any mortgage, security interest, or other lien, except any mortgage, security interest, or other lien consented to by Bank; (i) any Obligor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any part of any property which now or hereafter secures any Bank Debt of Borrower, except any such property sold, leased, or otherwise disposed of with the consent of Bank; and
      (j) any Obligor shall cease to exist or shall be dissolved, become legally incapacitated, or die.

7. EFFECTS OF DEFAULT. If any Event of Default (other than the commencement of any Proceeding with respect to Borrower) shall occur, then, and in each such case, notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, by giving written notice to Borrower, to declare this Note to be due, whereupon the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full. If any Proceeding shall be commenced with respect to Borrower, then, notwithstanding any provision or inference to the contrary, automatically, without presentment, protest, or notice of dishonor, all of which are waived by all makers and all indorsers of this Note, now or hereafter existing, the entire unpaid principal balance of this Note (if not already due) shall immediately become due and payable in full.

8. LATE CHARGES. If any principal of or interest on this Note is not paid within ten (10) days after its due date, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of twenty dollars ($20.00) or five percent (5%) of the amount not timely paid.

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9.    NO SETOFF. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

10. INDEMNITY: GOVERNMENTAL COSTS. If (a) there shall be enacted any law (including, without limitation, any change in any law or in its interpretation or administration and any request by any governmental authority) relating to any interest rate or any assessment, reserve, or special deposit requirement (except if and to the extent utilized in computation of the Reserve Percentage) against assets held by, deposits in, or loans by Bank or to any tax (other than any tax on Bank's overall net income) and (b) in Bank's sole opinion any such event increases the cost of funding or maintaining any Long Term Cost of Funds Unit or reduces the amount of any payment to be made to Bank in respect thereof, then, and in each such case, upon Bank's demand, Borrower shall pay Bank an amount equal to each such cost increase or reduced payment, as the case may be. In determining any such amount, Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

11. INDEMNITY: ADMINISTRATION AND ENFORCEMENT. Borrower will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of this Note and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

12. WAIVERS; REMEDIES; APPLICATION OF PAYMENTS. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank's acceptance of one or more late payments or charges nor Bank's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which

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      might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

13. OTHER PROVISIONS. The provisions of this Note shall bind Borrower and Borrower's successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note or the loan evidenced by this Note. The provisions of sections 9 through 17, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters to the left of the decimal point) except where the context clearly does not so permit. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Note shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

14. INTEGRATION. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made in a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrower's agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank.

15. NOTICES AND OTHER COMMUNICATIONS. Each notice, demand, or other communication shall be deemed to have been given to Borrower whenever

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      Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note) and said writing is received or refused; however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower's appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower.
      Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank's Capital Banking Division at Bank's banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

16. WARRANT OF ATTORNEY. Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any part of the obligations evidenced by this Note shall have become due, whether by lapse of time, acceleration, or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note and any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

17. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the administration, enforcement, or negotiation of this Note or any other Related Writing, or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "ACTION") may be brought in any federal or state court located in the city in which Bank's banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court.

      Borrower HEREBY, AND EACH HOLDER OF THIS Note, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY Action.

                                            Borrower:

                                            SAGI REALTY LTD.

                                            By:  Safe Auto Group, Inc., an
                                                 Ohio Corporation, a Member

                                            /s/ Ari Deshe
                                            ---------------------------------
                                            By: Ari Deshe, President

                                            By: Safe Auto Group Agency,
                                                Inc. an Ohio  Corporation, a
                                                Member

                                            /s/ Ari Deshe
                                            ---------------------------------
                                            By:   Ari Deshe, President

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.